Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 23, 2021, relating to the financial statements and financial highlights of Amplify High Income ETF, Amplify Online Retail ETF, Amplify CWP Enhanced Dividend Income ETF, Amplify Transformational Data Sharing ETF, Amplify Lithium & Battery Technology ETF, Amplify BlackSwan Growth & Treasury Core ETF, Amplify Seymour Cannabis ETF, Amplify Pure Junior Gold Miners ETF, Amplify BlackSwan ISWN ETF, Amplify Cleaner Living ETF, Amplify Thematic All-Stars ETF, and Amplify Digital & Online Trading ETF, each a series of Amplify ETF Trust, for the year ended October 31, 2021, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, LTD.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 28, 2022